Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-193793, 333-185958 and 333-177310) of Ubiquiti Networks, Inc. of our report dated August 22, 2016, except for the change in the manner in which the Company accounts for debt issuance costs, as to which the date is August 25, 2017 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, California

August 23, 2018